Item 77C. Submission of matters to a vote of security holders.

Information in reference to this item has been provided in the "Notes to Financial Statements"in the Semiannual Shareholder
Report dated February 28, 2002. This report has been filed as form type N-30D, accession number 0000928385-02-001623.